NOVEN ANNOUNCES 2009 FIRST QUARTER FINANCIAL RESULTS

Noven Reports First Quarter Earnings Per Share of $0.18
Improved Gross Margin Contributes to 73% Increase in Net Income
Noven Raising Earnings Per Share Guidance for Full Year 2009

Miami, FL, May 7, 2009 – Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) today announced financial results for the quarter ended March 31, 2009 (the “2009 Quarter”), reporting diluted earnings per share of $0.18 for the 2009 Quarter versus diluted earnings per share of $0.11 for the quarter ended March 31, 2008 (the “2008 Quarter”). Highlights of the 2009 Quarter included:

•	Increased Net Revenues: Net revenues increased 29% compared to the 2008 Quarter;

•	Increased Net Income: Net income increased 73% compared to the 2008 Quarter;

•	Improved Gross Margin: Consolidated gross margin improved from 30% in the 2008 Quarter to 47% in the 2009 Quarter;

•	Vivelle-Dot® Prescription Growth: Comparing the 2009 Quarter to the 2008 Quarter, new and total prescriptions for Vivelle-Dot increased by 8% and 5%, respectively, based on weekly prescription data through the last full week of March, and by 6% and 3%, respectively, based on monthly prescription data;

•	Daytrana® Solutions Testing: Ongoing stability testing of proposed solutions to the Daytrana peel force issue (an issue that can make it difficult to peel the release liner from certain Daytrana patches) continues to support Noven’s belief that the solutions will successfully address the issue;

•	Profitability at Noven Therapeutics: Excluding amortization, Noven Therapeutics (the company’s specialty pharmaceutical marketing and sales unit) on a segment basis contributed $0.5 million to Noven’s pre-tax profit in the 2009 Quarter;

•	Mesafem™ Enrollment Complete: Patient enrollment for Noven’s Mesafem Phase 2 clinical study was completed in March 2009, one month ahead of schedule, with top-line study results expected to be announced in the third quarter of 2009; and

•	Strengthened Balance Sheet: Noven’s aggregate cash, cash equivalents and investments in auction rate securities (ARS) increased from $78.3 million at December 31, 2008 to $84.0 million at March 31, 2009.

CEO Comment
“As our financial results and business highlights suggest, Noven is off to a strong start in 2009, with progress in each of our main business areas,” said Peter Brandt, Noven’s President and Chief Executive Officer. “At our Novogyne joint venture, demand for Vivelle-Dot continues to grow, with new prescriptions based on weekly data for the 2009 Quarter increasing 8% compared to the 2008 Quarter. Although inventory reductions in the distribution channel and the timing of certain expenses impacted the joint venture’s bottom line for the quarter, for full-year 2009 we continue to expect Novogyne to report double-digit earnings growth.”

“In transdermal manufacturing, we continue to test our proposed solutions to the Daytrana peel force issue,” said Brandt. “Our stability testing to date gives us confidence that the solutions address the issue, although we will need the agreement of the FDA before incorporating a solution into commercial product. We now estimate that the steps necessary to begin manufacturing commercial product that incorporates a solution are likely to carry over into 2010. Independent of when we ship enhanced Daytrana product, however, we continue to expect to achieve our gross margin targets for 2009, in part due to the manufacturing improvements implemented in the fourth quarter of 2008. These improvements contributed to a 47% consolidated gross margin for the 2009 Quarter, which is the highest consolidated gross margin reported by the company in over three years.”

Brandt continued: “At Noven Therapeutics, targeted marketing and selling efforts, as well as closely-managed spending, permitted this unit to contribute on a segment basis $0.5 million (excluding amortization of $0.9 million) to our pre-tax profit in the 2009 Quarter, and advanced our commitment to deliver a $5.0 million improvement in this unit’s pre-tax contribution for full-year 2009 compared to 2008.”

“More broadly, an improved gross margin, expense controls and other company initiatives permitted us to deliver an 83% increase in pre-tax income in the 2009 Quarter, while increasing our investment in research and development by 40%,” said Brandt. “In light of our first quarter performance and our expectations for gross margin and other aspects of our business, we are raising our guidance for 2009 earnings per share to $0.95 to $1.05 from our previous range of $0.85 to $0.95.”

Noven Financial Results
For the 2009 Quarter, Noven reported net income of $4.5 million or $0.18 diluted earnings per share, compared to net income of $2.6 million or $0.11 diluted earnings per share for the 2008 Quarter.

Noven’s net revenues in the 2009 Quarter were $27.6 million, a 29% increase over the 2008 Quarter. The 2009 Quarter included higher license and contract revenues due to amortization of deferred revenue from the final Daytrana sales milestone payment (received in the third quarter of 2008) as well as product sales of Stavzor®, which was launched in the third quarter of 2008. Net revenues in the 2008 Quarter were negatively affected by an equipment failure in transdermal manufacturing (promptly resolved in the first half of 2008), which contributed to the comparative increase in net revenues in the 2009 Quarter.

Gross margin, as a percentage of total net product revenues, was 47% in the 2009 Quarter compared to 30% in the 2008 Quarter. New manufacturing processes and procedures implemented in the fourth quarter of 2008 have improved efficiencies and yields associated with transdermal production and contributed to the increase in gross margin. Two factors occurring in the 2008 Quarter – the equipment failure in transdermal manufacturing and increased quality assurance activities and expenses primarily related to Daytrana – also contributed to the comparative gross margin increase in the 2009 Quarter.

Research and development expenses in the 2009 Quarter increased 40% to $4.7 million compared to the 2008 Quarter, reflecting investments in developmental products, including Mesafem, intended to support Noven’s long-term growth objectives. In the 2009 Quarter, selling and marketing expenses increased $0.2 million, or 4%, and general and administrative expenses remained substantially unchanged.

Noven recognized $7.5 million of equity in earnings of the Novogyne joint venture for the 2009 Quarter, a decrease of 9% compared to the 2008 Quarter, reflecting factors described under “Novogyne Financial Results” below. During the 2009 Quarter, Novogyne satisfied the required $6.1 million annual preferred profit distribution to Novartis Pharmaceuticals Corporation (Noven’s joint venture partner), as it did during the 2008 Quarter.

Novogyne Financial Results
Novogyne’s net revenues increased 2% to $40.2 million in the 2009 Quarter, reflecting continued strong demand for Vivelle-Dot and the impact of pricing, partially offset by inventory reductions in the distribution channel and, to a lesser extent, a higher returns accrual rate relative to the 2008 Quarter. Net revenues in the 2008 Quarter benefited from an adjustment to that quarter’s returns reserves for Vivelle-Dot. Prescription demand for Vivelle-Dot continued to illustrate the strength of the underlying Novogyne business, with new and total prescriptions (based on weekly data through the last full week of March) increasing 8% and 5%, respectively, compared to the 2008 Quarter.

Novogyne’s gross margin percentage for the 2009 Quarter remained substantially unchanged at 80%. Novogyne’s selling, general and administrative expenses for the 2009 Quarter increased 19% to $10.7 million, primarily due to the timing of sample shipments and other expenses in support of Vivelle-Dot. As a result of these factors, Novogyne’s net income for the 2009 Quarter decreased 6% to $21.5 million compared to the 2008 Quarter.

Balance Sheet
At March 31, 2009, Noven had $72.2 million in cash and cash equivalents and $11.8 million in investments in ARS. This compares to $62.9 million in cash and cash equivalents and $15.5 million in investments in ARS at December 31, 2008. At March 31, 2009, Noven’s investments in ARS had a par value of $12.3 million and a fair value of $11.8 million. Noven liquidated $39.0 million of these investments at par value during 2008 and an additional $3.7 million at par value during the 2009 Quarter.

Conference Call
A conference call with management relating to Noven’s financial results will be webcast live on our website at www.noven.com beginning at 11:00 a.m. Eastern time this morning, May 7. Thereafter, a rebroadcast of the call will be accessible on our website for at least two weeks. A taped replay will be available beginning May 7 through May 11 by calling 877-660-6853 (from within the U.S.) or 201-612-7415 (from outside the U.S.) and entering the access code 286 and conference ID number 320515. The conference call is expected to contain forward-looking statements and information in addition to that contained in this press release.

About Noven
Noven Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the research, development, manufacture, marketing and sale of prescription pharmaceutical products. Noven’s business and operations are focused in three principal areas – transdermal drug delivery, the Novogyne Pharmaceuticals joint venture, and Noven Therapeutics, Noven’s specialty pharmaceutical marketing and sales unit. Noven is committed to developing and offering products and technologies that meaningfully benefit patients, its customers and its industry partners. For more information, visit www.noven.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. Statements that are not historical facts, including statements that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Noven’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Noven’s current perspective on existing trends and information. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Noven’s control.

By category and not necessarily listed in order of priority or probability, these risks and uncertainties include: Daytrana - the risk that solutions currently in testing to address the Daytrana peel force issue may be delayed, unsuccessful, more costly than anticipated or take more time than expected to implement and the possibility that any implemented solution may not adequately resolve the issue; the risk that the FDA may not agree with the solutions currently in testing, which could delay or prevent their implementation; the risk that Noven’s assessment of the root cause of the Daytrana peel force issue may prove inaccurate, incomplete or otherwise incorrect; the risk that the cost to Noven of market withdrawals or recalls of Daytrana product may exceed Noven’s financial reserves for such actions; the risk that Daytrana could be adversely affected by a number of factors, including: (i) if Noven is unable to adequately resolve the Daytrana-related issues raised by the FDA in the warning letter that Noven received in January 2008, (ii) raw material supply interruptions and/or the inability to obtain the active ingredient methylphenidate, and (iii) delays or inability to obtain necessary DEA methylphenidate procurement quota; and the risk that any adverse effect to the market for Daytrana due to the foregoing or other factors could adversely affect Noven’s reputation, results of operations and/or its financial position; Regulatory Matters - the risk that Noven’s response to the FDA warning letter may not be acceptable to the FDA or adequately address the FDA’s concerns, and in such case, the risk that the FDA may take regulatory action against Noven, which may include fines, product seizures or recalls, injunctions, suspension of production and/or the withdrawal of product approval; and the likelihood that any fine or product recall, injunction, seizure, suspension of production and/or withdrawal of product approval would have a material adverse effect on Noven, including the loss of product sales, potentially significant costs associated therewith and the potential for litigation related to this matter; Noven’s Pipeline - risks and uncertainties related to the cost, timing and success of ongoing and planned clinical trials, including with respect to the current Phase 2 clinical trial for Mesafem, and the risk that results from early-stage clinical trials may not be indicative of results in later-stage trials; the unproven safety and efficacy of products under development; the difficulty of predicting FDA approval of products, including timing; the possibility that product launches may be delayed; the risk that any expected period of exclusivity for a new product may not be realized; unexpected adverse events or side effects or inadequate efficacy of a product that could delay or prevent regulatory filings, approval or commercialization, or that could result in recalls or product liability claims of approved products; the difficulty of predicting acceptance and demand for new pharmaceutical products; the impact of competitive products and pricing; the risk that product acceptance may be less than anticipated as well as risks related to compliance with extensive, costly, complex and evolving governmental regulations and restrictions, and reimbursement policies of government and private health insurers and others; the possibility that patent applications may not result in issued patents, and that issued patents may not be enforceable or could be invalidated; and the impact of competitive responses to Noven’s sales, marketing and strategic efforts, and the risk that Noven’s development partners may have priorities that are different from or conflict with those of Noven, which may adversely impact their ability or willingness to assist in the development and commercialization of Noven’s products or to continue the development program; Liquidity - liquidity and investment risks related to Noven’s investments in auction rate securities; the risk that Noven would be required to record an additional impairment charge if Noven determines that it is necessary to lower the carrying value of its auction rate securities to reflect the prevailing fair market value; the risk that the recent volatility and disruptions in the global financial markets and extremely tight credit markets may adversely affect Noven’s ability to obtain financing in the future or access its credit facility, if required; and the risk that the current unstable and deteriorating economic conditions could harm the liquidity or financial position of Noven’s partners, customers or suppliers, which could in turn cause such parties to fail to meet their contractual or other obligations to Noven; HT Market - risks associated with increased competition in the HT market; any further impact on Noven’s HT business due to the announcement of additional negative clinical results or otherwise, which could reduce or eliminate any profit contribution by Novogyne to Noven and/or sales of HT products from Noven to Novogyne and Novartis Pharma; the risk that Novogyne may not be able to realize the full value of the marketing rights for Noven’s CombiPatch product; and risks and uncertainties related to the fact that Vivelle-Dot comprises a substantial majority of Novogyne’s aggregate total prescriptions, including the risk of potential generic competition to Vivelle-Dot; Financial Guidance - the inherent uncertainty of financial guidance; the risk that the financial guidance provided in this press release may prove to be incorrect due to any number of reasons, including as a result of the factors discussed in Noven’s Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors” and “Outlook.” Unless required by law, Noven undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Joseph C. Jones
Vice President – Corporate Affairs
(305) 253-1916

Noven Pharmaceuticals, Inc. and Subsidiaries
Consolidated Statements of Operations Data:
(amounts in thousands, except per share
data) (unaudited)	Three Months Ended March 31,

	2009	2008

Revenues:
Product revenues – Novogyne:
Product sales, net	$5,480	$2,431
Royalties	2,222	2,180

Total net product revenues – Novogyne	7,702	4,611
Product revenues, net – third parties	13,649	11,585

Total net product revenues	21,351	16,196
License and contract revenues	6,289	5,286

Total net revenues	27,640	21,482
Costs and Expenses:
Cost of products sold – Novogyne	3,648	3,326
Cost of products sold – third parties	7,768	7,983

Total cost of products sold	11,416	11,309
Research and development	4,653	3,319
Selling and marketing	5,013	4,823
General and administrative	7,048	7,022

Total costs and expenses	28,130	26,473

Loss from operations	(490)	(4,991)
Equity in earnings of Novogyne	7,545	8,267
Interest and other income, net	89	622

Income before income taxes	7,144	3,898
Provision for income taxes	2,647	1,306

Net income	$4,497	$2,592

Basic earnings per share	$0.18	$0.11

Diluted earnings per share	$0.18	$0.11

Weighted average number of common shares outstanding:
Basic	24,692	24,560

Diluted	24,769	24,665

	As Of
Consolidated Balance Sheet Data:	March 31,	December 31,
(amounts in thousands) (unaudited)	2009	2008
Cash and cash equivalents	$72,174	$62,875
Investments in auction rate securities	11,810	15,460
Investment in Novogyne	19,175	24,319
Total assets	295,030	301,566
Deferred license and contract revenues	96,282	102,571
Stockholders’ equity	166,440	160,436

Novogyne Pharmaceuticals (a/k/a Vivelle Ventures LLC)
Consolidated Statements of Operations Data:
(amounts in thousands) (unaudited)	Three Months Ended March 31,

	2009	2008

Gross revenues	$48,230	$45,294
Sales allowances	6,666	5,853
Sales return allowances	1,373	(85)

Sales allowances and returns	8,039	5,768

Net revenues	40,191	39,526
Cost of sales	8,077	7,808
Selling, general and administrative	10,711	9,012
expenses

Income from operations	21,403	22,706
Interest income	94	267

Net income	$21,497	$22,973

Noven’s equity in earnings of Novogyne	$7,545	$8,267